Exhibit J (i)
                                  -------------

                               Consent of Auditors
                               -------------------

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               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




WE HAVE ISSUED OUR REPORT DATED NOVEMBER 20, 2002, ACCOMPANYING THE OCTOBER 31, 2002 FINANCIAL STATEMENTS OF COMMONWEALTH INTERNATIONAL SERIES TRUST (COMPRISING OF COMMONWEALTH JAPAN FUND AND COMMONWEALTH AUSTRALIA/NEW ZEALAND FUND), WHICH IS INCORPORATED BY REFERENCE IN PART B OF THE POST-EFFECTIVE AMENDMENT TO THIS REGISTRATION STATEMENT AND PROSPECTUS. WE CONSENT TO THE USE OF THE AFOREMENTIONED REPORTS IN THE REGISTRATION STATEMENT AND PROSPECTUS.


                                        /s/ BRIGGS, BUNTING & DOUGHERTY, LLP
                                        BRIGGS, BUNTING & DOUGHERTY, LLP

PHILADELPHIA, PENNSYLVANIA
FEBRUARY 28, 2003